Exhibit 99.1

Finjan Announces $10 Million Share Repurchase Program

EAST PALO ALTO, CA – May 10, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that the Company’s Board of Directors has authorized a share repurchase program of Finjan’s outstanding common stock of up to $10 million.
Under the repurchase program, Finjan may, but is not obligated to, repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions from time to time, in accordance with applicable securities laws. The repurchases will be funded using the Company’s available cash balances and cash generated from future operations, and the timing of such repurchases will depend on a variety of factors, including the price of Finjan’s common stock, general market conditions, regulatory requirements and other corporate considerations, as determined by Finjan’s management. No time limit was set for the completion of the repurchase program and the program may be modified or suspended at any time at the Company’s discretion.
“This repurchase program demonstrates our confidence in Finjan’s long-term growth prospects and our commitment to delivering shareholder value,” stated Phil Hartstein, President and CEO of Finjan Holdings. “We believe this is an attractive use of our cash given the value of our intellectual property assets and our strong balance sheet. Our financial flexibility puts us in a position to increase shareholder returns, while at the same time continuing to explore internal and external opportunities that will drive future growth.”

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com